CUSIP No.45765U103                     13G
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                       EXHIBIT NO. 99.1 TO SCHEDULE 13G
                            JOINT FILING AGREEMENT
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                              June 05, 2026
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              MORGAN STANLEY, Atlanta Capital Management Company, LLC and Eaton

              Vance Atlanta Capital SMID-Cap Fund hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


           MORGAN STANLEY

           BY: /s/ Claire Gordon
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           Claire Gordon/Authorized Signatory, Morgan Stanley

           Atlanta Capital Management Company, LLC

           BY: /s/ Kelly Williams
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           Kelly Williams/Authorized Signatory,
           Atlanta Capital Management Company, LLC

           Eaton Vance Atlanta Capital SMID-Cap Fund

           BY: /s/ Kelly Williams
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           Kelly Williams/Authorized Signatory,
           Eaton Vance Atlanta Capital SMID-Cap Fund


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).